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                                                                    EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP

         We consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus pertaining to the Scholastic Corporation 1998 Employee Stock Purchase Plan of our report dated July 2, 1998 with respect to the consolidated financial statements and schedule of Scholastic Corporation included in its Annual Report on Form 10-K for the year ended May 31, 1998 filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

New York, New York
December 1, 1998



















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